Exhibit 15.13

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

Consent of DeGolyer and MacNaughton

We consent to the reference to our firm in the form and context in which it appears in this Annual Report on Form 20-F of CNOOC Limited, for the year ended December 31, 2015, herein, and to the incorporation by reference in any related Prospectus Supplements of CNOOC Limited for the registration of debt securities and guarantees previously filed with the Securities and Exchange Commission.

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716

Dallas, Texas

March 31, 2016